EXHIBIT 10.16
SEVEN ARTS PICTURES INC.

10202 W. Washington Blvd.

David Lean Bldg. #430

Culver City, CA 90232

September 2, 2004

SEVEN ARTS FILMED ENTERTAINMENT LIMITED The Old Laundry, Ossington Buildings

London W1 U 4 JZ

UNITED KINGDOM

RE: Intercompany Agreement

Gentlemen:

Please make reference to the attached Intercompany Agreement among your predecessors in interest (the "UK Companies") and us ("SAP"). You ("SAFE") as successor in interest agree to be bound by the terms of the Intercompany Agreement in the same manner as the UK Companies and on the same terms. Pursuant to the Share Exchange Agreement between SAP and your parent company Seven Arts Pictures PLC ("PLC"), and this Agreement, SAP has agreed that the gross sums realized by SAP of concurrent date under the Intercompany Agreement and this, Amendment less any costs incurred by SAP and taxes due by SAP to any taxing authorities shall be payable to PLC as additional capital contributions by SAP.

SAP and SAFE agree to the following miscellaneous terms:

       1.           Further Assurances. The parties hereto agree to promptly do, make, execute, deliver or cause to be done, made, executed or delivered all such further acts, documents and things as may reasonably be required for the purpose of giving full force and effect to this Agreement, whether or not after the execution hereof

       2.           No Waiver. The failure at any time to require performance of any provision of this Agreement shall not affect the full right to require such performance at any later time. The waiver of a breach of any provision shall not constitute a waiver of the provision of any succeeding breach.

Exhibit 10.16, Page 1

       3.           Severability. Should any provision of this Agreement be held to be invalid, the remainder of this Agreement shall be effective as though such invalid provision had not been contained in this Agreement.

       4.           Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all which together shall constitute one agreement.

       5.           Effective Agreement. The transaction of transfer, assignment and assumption as contemplated herein shall be effective upon the execution hereof without further act or formality.

       6.           Inurement.  This Agreement shall endure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

Please confirm your agreement to the foregoing by signing below where indicated.

                         Very truly yours,

SEVEN ARTS PICTURES FILMED
ENTERTAINMENT LIMITED

By:  _____/s/ Peter Hoffman_______________

AGREED AND ACCEPTED
SEVEN ARTS PICTURES INC.

By:  __/s/ John Bottomley__________

Exhibit 10.16, Page 2